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Exhibit 3.1.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION


          United Bancorporation of Alabama, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of United Bancorporation of Alabama, Inc. resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by amending in its entirety Section 4.01 of
         Article IV thereof so that as amended said Section 4.01 shall be and read as follows:

                  4.01 The total number of shares of all classes of capital stock ("Shares") which the Corporation shall have the authority to issue is 5,500,000, consisting of the following classes:

                           (1) 5,000,000 Shares of Class A common stock, $.01
                  par value per share ("Class A Common Stock");

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                           (2) 250,000 Shares of Class B common stock, $.01 par
                  value per share ("Class B Common Stock"); and

                           (3) 250,000 Shares of preferred stock, $.01 par
                  value per share ("Preferred Stock").

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said United Bancorporation of Alabama, Inc. has caused this certificate to be signed by Robert R. Jones, III, its President, this 5th day of May, 1999.

                                          UNITED BANCORPORATION OF ALABAMA, INC.


                                          By  /s/ Robert R. Jones, III
                                            ------------------------------------
                                               Robert R. Jones, III
                                               President